Exhibit 99.2

UNITED STATES OF AMERICA

Before the

SECURITIES AND EXCHANGE COMMISSION

In the Matter of:	)
)
CMKM Diamonds Inc.,	)
)
	)	ADMINISTRATIVE PROCEEDING
	)	FILE NO. 3-11858
)
Respondent.	)
)

WITHDRAW OF PETITION FOR REVIEW

OF RESPONDENT, CMKM DIAMONDS, INC.

CMKM Diamonds Inc., by its attorneys, Stoecklein Law Group, by Donald J. Stoecklein, filed, pursuant to Rule 410 of the Commission’s Rules of Practice, to petition the Commission for review of the Initial Decision of the Administrative Law Judge, entered on July 12, 2005.

CMKM respectfully requests that the Commission withdraw CMKM’s Petition for Review and institute the Initial Decision of the Administrative Law Judge revoking the registration of the common stock of CMKM pursuant to Section 12(j) of the Exchange Act, effective immediately.

Respectfully Submitted,	Dated: October 21, 2005

/s/ Donald J. Stoecklein

Donald J. Stoecklein	Stoecklein Law Group
Counsel for Respondent
CMKM Diamonds Inc.
402 West Broadway, Suite 400
San Diego, California 92101
(619) 595-4882
(619) 595-4883 [facsimile]

Certificate of Service

I certify that on October 21, 2005, I caused the foregoing to be served on the below listed persons by being placed in the U.S. Mail postage prepaid for delivery to the following persons, and by fax as indicated.

Office of the Secretary

Securities and Exchange Commission

450 5th Street, N. W. Mail Stop 6-9

Washington D.C. 20549

(original and three copies by U.S. Mail)

Honorable Brenda P. Murray

Administrative Law Judge

450 5th Street, N.W. Mail Stop 1106

Washington D.C. 20549-1106

(and by facsimile to: 202.777.1031)

Leslie Hakala or Greg Glynn

Counsel for the Division of Enforcement

Securities and Exchange Commission

5670 Wilshire Boulevard, Suite 1100

Los Angeles, CA 90036

(and by facsimile to: 323.965.3394)

Bill Frizzell

Frizzell Law Group

305 S. Broadway, Suite 302

Tyler, TX 75702

(and by facsimile to: 903.595.4383)

/s/ Andrea Vierkant
Andrea Vierkant